FOR CONNECTICUT RESIDENTS ONLY:

"THESE N0TEES HAVE NOT BEEN REGISTERED UNDER SECTION 36-485 OF THE CONNEC11CUT UNIFORM SECURITIES ACT BUT WILL BE SOLD IN RE11ANCE ON AN EXEMPTION FROM SUCH REGISTRATION SET FORTH IN SECTION 36-490(B)(9)(A) OF SAID ACT AND REGULATIONS PROMULGATED THEREUNDER. THE NOTES CANNOT BE RESOLD WITHOUT REGISTRATION UNDER 36-485 OF SAME ACT OR AN EXEMP-17ON FROM REGISTRATION PURSUANT TO SECTION 36-490 OF SAID ACT.

                                    12% NOTES


        Certain capitalized terms used but not defined herein shall have the meanings given to them in the Agency Agreement pursuant to which this Note is issued. The terms and conditions of such Agency Agreement are incorporated herein by reference.

                  I . Interest. Butterwings, Inc., an Illinois corporation (the "Company"), promises to pay interest on the principal amount of this Note at twelve percent (12.0 %) per annum ("Basic Interest") from 199- until as described herein. The Company will pay Basic Interest only monthly from 199- [date of issuance of Note] until the last day through the forty-eighth full calendar month following final closing of the Offering (the "Interest Only Period'). From and after the Interest Only Period, the Company will pay interest and principal as set forth in paragraph 2 below. During the Interest Only Period, the Company will pay interest monthly on the first day of each month, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date, on which interest has been paid, or, if no interest has been paid, front the date of issuance. The Company shall pay interest on overdue principal from time to the on demand at the rate of one percent (1.0%) per annum in excess of the Basic Interest; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate as is payable on overdue principal to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months. In addition to the interest described above, additional interest ("Additional Interest") shall be paid to Persons, if at all, within sixty (60) days after the end of each calendar year during the term of the Notes and the Additional Interest shall be determined in the following manner: In the event the Maximum Offering is achieved (i.e. $3,700,000), the Additional Interest will be an amount equal to five percent (5 %) of the "pre-tax income" of the Company (i.e, all income and deductions, other than deductions for income taxes). in the event less than the Maximum Offering is achieved, the Additional Interest will be an amount equal to (i) five percent (5 %) of the "pre-tax income" of the Company multiplied by (ii) a fractions the numerator of which is the total amount raised in the offering and the denominator of which is the Maximum Offering. In either event, the amount of Additional Interest each Person shall be entitled to receive will be in proportion to the amount that such Person's Notes shall bear to the total amount of Notes issued and outstanding at the time Additional Interest is paid,






     2. Amortization. From and after the Interest only Period, the Company will pay Principal and interest as follows: thirty-six (36) equal monthly installments of Dollars ($ ) each, commencing On the first day of the Calendar month following the Interest only period, and continuing on the first day Of each and every month for 36 months the after, with a final payment on

        3. Method of Payment- The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business On the record date next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest payment Date. The Company will pay the principal of and interest on the Notes in money of the United States Of America that at the time of payment is legal tender for payment of public and private debts, Provided that the Company may pay such amounts by check payable in such money. It may mail an interest check to a Holder's registered address. 'Me record date shaft be ten (10) days prior to the interest Payment Date unless the Company and Agent otherwise agree.

     4. Paying Agent and &Registrar. The Company will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Holder.

     5. Agency Agreement. The Company issued the Notes under an Agency Agreement dated as of , 199 - (the "Agency Agreement") between the Company and Guaranty National Title Company (the "Agent'). The terms of the Notes include those stated in the Agency Agreement. The Notes are subject to all such terms of the Agency Agreement, and Holders are referred to dw Agency Agreement for a statement of such terms. The Notes are obligations of the Company limited to $3,700,000 in aggregate principal amount (but not less than S600,000).

        6. Official Redemption. The Notes may be redeemed at any time following the Final Offering Closing, in who)e or in part, at the option of the Company at a redemption price equal to the one hundred three percent (I 03 %) of the unpaid principal amount thereof, in each case together with accrued and unpaid interest thereon to the redemption date,

        7. Notice Of Redemption. Notice of an optional redemption will be mailed at least 15 days but not more than 60 days before the redemption date to each Holder at its registered address. On and after the, redemption date, interest ceases to accrue on Notes or portions thereof Called for redemption and redeemed in accordance with the provisions of the Agreement.

        8 . Denominations Transfer. Exchange. The Notes are in registered form without coupons in denominations of $25,000 and multiples of $1,000. The, Registrar and the Agent may require a Holder, among other things, to furnish appropriate, - endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Agency Agreement. Without the prior consent of the Company, the Registrar is not required (i) to transfer or exchange any Note selected for redemption, (ii) to transfer or exchange any Note or a period of 15 days before a selection of Notes to be redeemed, or (iii) to register the transfer or exchange of a Note between a record date and the next succeeding interest payment date.

     9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes,

     10. Amendments and Waivers - Subject to certain exceptions, the Agency Agreement or the Notes may be amended or supplemented with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a Majority in principal amount of the Notes then outstanding, and any existing Default under, Or Compliance with any provision of, the Agency Agreement may be waived (other than any continuing Default or Event of Default in the payment of interest on or the principal of the Notes) with the consent of the Majority in Interest of Noteholders. Without the consent of any Holder, the Company and the Agent may amend or supplement the Agency Agreement or the Notes to, among other things, cure any ambiguity, defect or inconsistency to make any change that does not adversely affect the rights of any Holder,

        Without the consent of each Holder affected, the Company may not take certain actions, including (i) changing the maturity of any Note or waiving any default in payment in respect of any Note, (ii) affecting the terms (including the interest rate) of any scheduled payment of interest on or principal of the Notes, (iii) modification of the ranking of the Notes, or (iv) reducing the, percentage of Holders necessary to consent to an amendment, supplement or a waiver to the Agency Agreement.

        The right of any Holder to participate in any consent pursuant to any provision of this Agency Agreement (and the obligation of the Company to obtain any such consent otherwise required from such Holder) maybe subject to the requirement that such Holder shall have been the Holder of record of any Notes with respect to which such consent is required or sought as of a date identified by the Agent in a notice furnished to Holders in accordance with the terms of this Agency Agreement,

     11. Default and Remedies. Events of Default, more fully specified in the Agreement, include default in payment of interest (including Additional Interest) on the Notes for 90 days, default in payment of principal on the Notes for 90 days, failure by the Company for 120 days to comply with any of its other agreements in the Agency Agreement or the Notes, certain defaults under, or the acceleration of, certain other Indebtedness; certain fuW judgments that remain undischarged; and certain events of bankruptcy or insolvency. if an Event of Default occurs and is continuing, the Agent or the Holders of at least 2S % in principal amount of the then outstanding Notes may declare all the Notes to be immediately due and payable for an amount equal to 100% of the principal amount of the Notes plus accrued interest to the date of payment, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency , all outstanding Notes become due and payable immediately without further action Y or notice. Holders may not enforce the Agency Agreement or the Notes except as provided in the Agency Agreement. The Agent may require indemnity satisfactory to it before it enforces the Agency Agreement or the Notes. Subject to certain limitations, Majority in Interest of Noteholders may direct the Agent in its exercise of any trust or power. The Agent may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests.

     12. Agent Dealings With Company. The Agent, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates, and may otherwise deal with the Company or such Affiliates, as if it were the Agent.

     13. Abbreviations. 'Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN, COM (=tenants in common), TEN ENT (= Tenants by the entireties), TEN ENT (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (- Uniform Gifts to Minors Act).

        The Company will furnish to any Holder upon written request and without charge a copy of the Agency Agreement. Request may be made to.-

        Butterwings, Inc.
        2345 Pembroke Avenue

        Hoffman Estates, Illinois 60195